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                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/x/ Preliminary proxy statement                               Rule 14a-6(e)(2))

/ / Definitive proxy statement

/ / Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           RJR NABISCO HOLDINGS CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)


                                BROOKE GROUP LTD.
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

                                 ---------------

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/x/ $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

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PRELIMINARY COPY--SUBJECT TO COMPLETION

                       1996 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           RJR NABISCO HOLDINGS CORP.

                                   ----------

                                 PROXY STATEMENT
                                       OF
                                BROOKE GROUP LTD.

                                   ----------

To Our Fellow RJR Nabisco Stockholders:

     Based on a preliminary count, over a majority of the outstanding shares of RJR Nabisco consented to an advisory resolution (the "Spinoff Resolution") requesting that RJR Nabisco's incumbent board of directors (the "Incumbent Board") allow stockholders to realize the true value of their investment and immediately spin off the remaining 80.5% of Nabisco Holdings Corp. ("Nabisco") held by RJR Nabisco to stockholders. The Incumbent Board and current management have made it clear on numerous occasions that they will not listen to your demand for an immediate spinoff of Nabisco. In fact, it was reported that an RJR Nabisco spokeswoman said that "THE COMPANY WON'T AGREE TO SPIN OFF NABISCO, EVEN IF AS MANY AS 90% OF THE SHAREHOLDERS FAVOR IT."(superior1)

     Brooke Group is filing this proxy statement(superior2) to preserve its rights to solicit proxies in favor of a slate of directors who are committed to listening to stockholders. Hopefully, continued stockholder pressure will force the Incumbent Board to realize that its primary obligation is to the RJR Nabisco stockholders. Brooke Group will terminate this proxy solicitation if, prior to the Annual Meeting, RJR Nabisco irrevocably and responsibly commits to an immediate spinoff of its remaining equity interest in Nabisco. See "Certain Information Regarding Brooke Group."

     We believe that the Incumbent Board is abusing the fundamental principles of corporate democracy. Stockholders are the true owners of publicly-traded companies and have the right to realize the true value of their investment. The results of the Spinoff Resolution confirm that stockholders believe that the benefits of an immediate spinoff of Nabisco are compelling. It is clear to us, and should be clear to the Incumbent Board, that stockholders have spoken and favor an immediate spinoff. The Incumbent Board, by disregarding the views of stockholders, has chosen to prefer its own self interests over those of the Company's stockholders. We question whether the Incumbent Board will ever spin off Nabisco.

----------

1    Bloomberg Business News, January 18, 1996.

2 This Proxy Statement and the BLUE proxy card are first being furnished to RJR Nabisco stockholders on or about _______________, 1996. The principal executive offices of RJR Nabisco are located at 1301 Avenue of the Americas, New York, New York 10019.

     ELECT THE BROOKE GROUP NOMINEES AS RJR NABISCO DIRECTORS. Brooke Group remains committed to revitalizing RJR Nabisco and allowing stockholders to realize the true value of their investment by creating two distinct unaffiliated companies, each better able to operate and achieve strong results in their respective businesses. Accordingly, Brooke Group is soliciting your proxy in support of the election of the nominees (the "Brooke Group Nominees") named below under "Election of Directors" as the Directors of RJR Nabisco. ALL OF THE BROOKE GROUP NOMINEES WILL TAKE THE NECESSARY STEPS TO SPIN OFF THE REMAINING 80.5% OF NABISCO IMMEDIATELY AFTER THEY ARE ELECTED AND HAVE ASSUMED OFFICE. If a spinoff of RJR Nabisco's remaining equity interest in Nabisco is not declared within six months of their election and assumption of office, the Brooke Group Nominees will call a special stockholders meeting for the election of directors.

     The Brooke Group Nominees also intend to increase your dividend. The Brooke Group Nominees will adopt a new dividend policy with respect to the post-spinoff tobacco company (the "Tobacco Company") as a means to deliver additional value on your investment. The Brooke Group Nominees currently anticipate a new dividend policy providing that at least 60% of the Tobacco Company's Net Cash Flow (as defined herein) will be declared as cash dividends on the Tobacco Company common stock. Based on RJR Nabisco's public financial statements, and analysts' and Brooke Group's estimates, the Brooke Group Nominees expect to increase the annual dividend of the Tobacco Company to approximately $2.00 per share of common stock.

     The Incumbent Board, however, is attempting to divert your attention from the real issue and is asserting that Bennett S. LeBow, the Chairman of Brooke Group, is seeking to gain control of RJR Nabisco to exploit your investment in the Company. Brooke Group's only desire is to obtain an immediate spinoff of Nabisco for the benefit of all stockholders. Since the Incumbent Board has ignored your wishes, Brooke Group is compelled to seek the election of a new board committed to listening to stockholders. The Brooke Group Nominees have agreed to the following corporate governance guidelines, discussed in further detail below, to demonstrate their commitment to shareholder democracy:

o Any extraordinary corporate transaction between the Tobacco Company and its subsidiaries and Brooke Group and its affiliates will be subject to approval of stockholders and a special committee of independent directors.

o The Brooke Group Nominees will not propose a staggered board of directors or a poison pill.

o The Brooke Group Nominees will adopt a confidential voting procedure on all future matters acted upon by stockholders.

o Brooke Group and its affiliates will not exercise any management control over Nabisco.

o The Brooke Group Nominees will terminate the RJR Nabisco Directors Retirement Plan for new directors elected at or after the Annual Meeting.

     IF, LIKE US, YOU BELIEVE THAT YOU SHOULD HAVE A VOICE IN DECIDING THE FUTURE OF RJR NABISCO AND THAT YOU ARE ENTITLED TO RECOGNIZE THE TRUE VALUE OF YOUR INVESTMENT, WE URGE YOU TO VOTE YOUR BLUE PROXY CARD FOR THE BROOKE GROUP NOMINEES, WHO ARE COMMITTED TO AN IMMEDIATE SPINOFF OF NABISCO.

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

                                    IMPORTANT

     This Proxy Statement and the accompanying BLUE proxy card are being furnished in connection with the solicitation of proxies by Brooke Group Ltd. ("Brooke Group"), to be used at the 1996 Annual Meeting (the "Annual Meeting") of Stockholders of RJR Nabisco Holdings Corp. ("RJR Nabisco" or the "Company"), and at any adjournments, postponements or reschedulings thereof. The Annual Meeting is scheduled to be held on __________, 1996, at __________________.

     At the Annual Meeting, Brooke Group will seek to elect the Brooke Group Nominees. The election of the Brooke Group Nominees requires the affirmative vote of a plurality of the votes cast, assuming a quorum is present or otherwise represented at the Annual Meeting. Brooke Group urges you to mark, sign, date and return the enclosed BLUE proxy card to vote FOR the election of the Brooke Group Nominees.

     BROOKE GROUP URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY RJR NABISCO. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO BROOKE GROUP, C/O GEORGESON & COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK 10005, OR TO THE SECRETARY OF RJR NABISCO, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE "VOTING AND PROXY PROCEDURES" BELOW.

     The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is February 29, 1996 (the "Record Date"). Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of common stock, par value $.01 per share (the "Common Stock"), and one-fifth of a vote at the Annual Meeting for each share of Series C Conversion Preferred Stock, par value $.01 per share (the "PERCS"), and ESOP Convertible Preferred Stock, par value $.01 per share and stated value $16 per share ("ESOP Preferred Stock" and, together with the Common Stock and the PERCS, the "RJR Nabisco Voting Securities"), of RJR Nabisco, held on the Record Date. According to the preliminary proxy statement of RJR Nabisco filed with the Securities and Exchange Commission on _______________, 1996 ("RJR Nabisco's Proxy Statement"), there were ____________
shares of Common Stock, _________ shares of PERCS and ____________ shares of ESOP Preferred Stock outstanding on the Record Date.

     As of the Record Date, Brooke Group and its affiliates beneficially owned an aggregate of 4,892,950 shares of Common Stock, representing approximately 1.8% of the outstanding shares of Common Stock. Brooke Group and its affiliates intend to vote such shares FOR the election of the Brooke Group Nominees. In addition, Brooke Group and BGLS Inc. ("BGLS") have entered into an agreement, as amended (the "High River Agreement"), with High River Limited Partnership ("High River"), an entity owned by Carl C. Icahn, which beneficially owns 8,013,000 shares of Common Stock, representing approximately 2.9% of the outstanding shares of Common Stock, pursuant to which High River has agreed, among other things, to vote such shares FOR the election of the Brooke Group Nominees. See "Certain Information Concerning Brooke Group." Brooke Group is hereby pledging to the stockholders of RJR Nabisco that it will not accept any form of greenmail from RJR Nabisco during its solicitation of proxies with respect to the Brooke Group Nominees. High River has agreed in the High River Agreement that it will not accept any form of greenmail from RJR Nabisco during the solicitation.

                          COMMITMENT TO INCREASE VALUE

IMMEDIATE SPINOFF OF NABISCO

     THE BROOKE GROUP NOMINEES WILL TAKE THE NECESSARY STEPS TO EFFECT AN IMMEDIATE SPINOFF OF NABISCO. The Brooke Group Nominees will listen to stockholders, who have expressed their wishes by supporting the Spinoff Resolution. The Brooke Group Nominees will take the steps necessary to effectuate an immediate spinoff of the remaining 80.5% of Nabisco held by RJR Nabisco to its stockholders immediately upon their election and assumption of office. You should not support the Incumbent Board, which has displayed its contempt for stockholder rights, has undeniably disregarded the views of stockholders and has not presented you with a plan to immediately unlock stockholder value by improving the separate tobacco and food businesses. The Brooke Group Nominees are hereby pledging to the stockholders of RJR Nabisco that if they do not declare a spinoff of RJR Nabisco's remaining equity interest in Nabisco within six months of their election and assumption of office, they will call a special stockholders meeting for the election of directors.

INCREASED DIVIDEND

     The Brooke Group Nominees intend to increase your dividend. The Brooke Group Nominees will adopt a new dividend policy for the Tobacco Company as an additional means to deliver enhanced value on your shares. Upon their election and assumption of office, the Brooke Group Nominees currently anticipate a dividend policy providing that at least 60% of the Tobacco Company's Net Cash Flow will be declared as cash dividends out of funds legally available therefor. Net Cash Flow means the Tobacco Company's after-tax net income plus amortization on an after-tax basis plus depreciation less capital expenditures. Based on RJR Nabisco's public financial statements, and analysts' and Brooke Group's estimates, the Brooke Group Nominees expect to increase the Tobacco Company's 1996 annual dividend to approximately $2.00 per share of Common Stock.

                                MANAGEMENT PLANS

REVITALIZING THE TOBACCO COMPANY

     The Brooke Group Nominees currently intend to appoint Ronald Fulford as the President and Chief Executive Officer of RJR Nabisco upon their election and assumption of office. Until February 19, 1996, Mr.Fulford was executive chairman of Hanson PLC's Imperial Tobacco and associate director of Hanson PLC. Mr.Fulford, 61, joined Imperial Tobacco in 1987, where he engineered the dramatic turnaround at Britain's second largest tobacco maker, tripling Imperial Tobacco's productivity, while cutting costs and improving profit margins. Before Imperial Tobacco, Mr.Fulford led turnarounds at three other Hanson purchases of the 1980's: UGI Group, Ever Ready South Africa and London Brick.

     Brooke Group and Liggett Group Inc. ("Liggett") have entered into an agreement with Mr. Fulford. Pursuant to this agreement, Mr. Fulford agreed to provide various services to Liggett (including, without limitation, consulting services, attendance at and participation in meetings related to this solicitation and presentations to financial analysts and institutional investors). Brooke Group, in turn, agreed that if the Brooke Group Nominees are elected to the Board of Directors of RJR Nabisco, Brooke Group will use its reasonable best efforts to have Mr. Fulford appointed to serve as the President and Chief Executive Officer of RJR Nabisco under a minimum

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3-year employment agreement with RJR Nabisco that would provide for an annual salary of at least $1 million, plus such bonus, stock option, and other compensation arrangements as the Board of Directors of RJR Nabisco, after receiving the recommendations of a major multi-national compensation consultant, shall determine to be commensurate with the compensation arrangements for the chief executive officers of other large multi-national tobacco companies. Brooke Group also agreed to use its reasonable best efforts to have Mr. Fulford elected or appointed as a member of the Board of Directors of RJR Nabisco. During the term of the agreement, Mr. Fulford will receive compensation equal to UK(pound)33,417 per month and reimbursement for all reasonable business and travel expenses incurred in performing services under the agreement and all reasonable personal expenses incurred in connection with relocation to the United States. Liggett also agreed to reimburse Mr. Fulford for any reduction in pension benefits (currently estimated at approximately UK(pound)14,400 per annum) resulting from his terminating his current employment to enter into the agreement. The term of the agreement will end on March 31, 1997 or, if earlier, the effective date of an employment agreement between Mr. Fulford and RJR Nabisco, as described above.

     The Brooke Group Nominees do not currently have any other plans with respect to the management of the tobacco business but intend to reconsider this issue upon their election and assumption of office.

NABISCO

     The Brooke Group Nominees do not have any plans to change the current management or operations of Nabisco. The Brooke Group Nominees intend that the management and operations of any post-spinoff Nabisco will be substantially similar to Nabisco as constituted today. Accordingly, Brooke Group, BGLS and the Brooke Group Nominees hereby pledge to the stockholders of RJR Nabisco that, prior to the consummation of a Nabisco spinoff, none of Brooke Group, BGLS, their respective affiliates or the Brooke Group Nominees will exercise any management control over, and will refrain from becoming involved in the ordinary course of business of, Nabisco or Nabisco, Inc. Additionally, such persons will use their best efforts to ensure that a majority of the present directors of Nabisco and Nabisco, Inc. consists of individuals who are presently members of the board of directors of Nabisco and Nabisco Inc., respectively.

                              CORPORATE GOVERNANCE

     We have said all along that the Incumbent Board was trying to mislead you by its personal attacks on Mr. LeBow and Brooke Group. We have not and will not sink to their level and engage in hysterical name-calling. Instead, the Brooke Group Nominees have agreed to a set of corporate governance guidelines (the "Corporate Governance Guidelines") demonstrating their commitment to corporate governance and shareholder democracy. The Brooke Group Nominees intend to adopt the Corporate Governance Guidelines immediately upon being elected and assuming office as Directors of RJR Nabisco. The Brooke Group Nominees upon their election and assumption of office will amend the Bylaws of RJR Nabisco (the "Bylaws") (which amendments by their terms could not be subsequently amended or repealed without stockholder approval) to incorporate the Corporate Governance Guidelines.

     Affiliate Transactions. Any extraordinary corporate transaction or series of similar transactions (other than compensation or other matters in the ordinary course of business
                                       5
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substantially in accordance with industry practice or past practice) in excess of $2 million per annum between RJR Nabisco and, after the spinoff of Nabisco, the Tobacco Company, and their subsidiaries, on the one hand, and Brooke Group and its affiliates, on the other hand, will be subject to approval of a special committee of independent directors. The independent directors will have the benefit of independent financial advisors and legal counsel. In addition, any such transaction will be subject to approval by the stockholders of RJR Nabisco. The Brooke Group Nominees will consult with an internationally recognized executive compensation firm to determine that all compensation levels are commensurate with similarly situated executives at other comparable companies. Contrary to the Incumbent Board's assertions, Brooke Group and the Brooke Group Nominees are committed to act in the interests of all stockholders of RJR Nabisco.

     No Staggered Board. The Brooke Group Nominees will not propose, or recommend that stockholders adopt, an amendment to the Bylaws or Certificate of Incorporation of the Company which would provide for a classified Board of Directors of RJR Nabisco. The Brooke Group Nominees believe that directors are most responsive to stockholders when the entire board of directors stand for election at each annual meeting of stockholders. Brooke Group and the Brooke Group Nominees believe that this would enhance corporate democracy at RJR Nabisco by making your Board of Directors more responsive to your wishes.

     No Poison Pill. The Brooke Group Nominees will not propose or approve a stockholder rights plan. The Brooke Group Nominees will amend the Bylaws to prohibit RJR Nabisco from adopting a stockholder rights plan, entering into any agreement or issuing any security or other rights, having the effect of discriminating against any stockholder of RJR Nabisco based upon such stockholder owning or offering to acquire a specified number or percentage of RJR Nabisco Voting Securities. Brooke Group and the Brooke Group Nominees believe that a poison-pill serves only to entrench incumbent management and is not in the best interests of the stockholders.

     Confidential Voting. The Brooke Group Nominees will adopt a confidential voting procedure with respect to all future matters to be acted upon by stockholders. The Brooke Group Nominees will amend the Bylaws to provide that all votes of stockholders will remain strictly confidential from the Company and its directors, officers and employees. Brooke Group and the Brooke Group Nominees believe that confidential voting, a hallmark of the American system, would increase shareholder democracy by permitting stockholders to vote as they see fit, without fear of reprisal or undue influence.

     Non-Employee Director Retirement Plan. The Brooke Group Nominees will take all actions necessary to terminate, or waive benefits under, the RJR Nabisco Directors Retirement Plan with respect to any directors elected at or after the Annual Meeting. Pursuant to the existing plan, non-employee directors could receive $60,000 per year for up to fifteen years upon their retirement. However, the plan would not be unilaterally terminated by the Brooke Group Nominees with respect to any former directors, including the Incumbent Board, of RJR Nabisco, who would continue to receive their specified retirement payments in accordance with the plan.

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

                              ELECTION OF DIRECTORS

     According to RJR Nabisco's Proxy Statement, RJR Nabisco currently has ten Directors, all of whose terms will expire at the Annual Meeting. Brooke Group proposes that RJR Nabisco stockholders elect the Brooke Group Nominees as the ten Directors of RJR Nabisco at the Annual Meeting. The Brooke Group Nominees are listed below and have furnished the following information concerning their principal occupations or employment and certain other matters. Each Brooke Group Nominee, if elected, would hold office until the 1997 Annual Meeting of Stockholders and until a successor has been elected and qualified. Although Brooke Group has no reason to believe that any of the Brooke Group Nominees will be unable to serve as Directors, if any one or more of the Brooke Group Nominees are not available for election, the persons named on the BLUE proxy card will vote for the election of such other nominees as may be proposed by Brooke Group.

BROOKE GROUP NOMINEES FOR DIRECTORS:

     ARNOLD I. BURNS, age 65, is currently, and has been during the past five years, a Senior Partner at Proskauer Rose Goetz & Mendelsohn LLP, a New York based law firm. Mr. Burns was the Associate Attorney General at the United States Department of Justice in 1986 and the Deputy Attorney General from 1986 to 1988. Mr. Burns is a director of New Valley Corporation ("New Valley"), a company engaged in the investment banking and brokerage business, the ownership and management of commercial real estate and the acquisition of operating companies and in which Brooke Group holds an indirect equity interest. Mr. Burns's business address is c/o Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036.

     ROUBEN V. CHAKALIAN, age 60, has since January 1995 been the Chairman of the Board, and since June 1994 the President and Chief Executive Officer, of Liggett, the fifth largest manufacturer of cigarettes in the United States and an indirect, wholly-owned subsidiary of Brooke Group. Mr.Chakalian was a consultant to Liggett from June 1993 to May 1994, was the consultant to and member of the office of the Chief Executive of Liggett from March 1993 to May 1993, and was a consultant to Liggett from February 1991 to January 1993. Prior thereto, Mr. Chakalian served as the Executive Vice President of R.J. Reynolds Tobacco International and a Senior Vice President of the R.J. Reynolds wine and spirits subsidiary, Heublein, Inc., which is now a subsidiary of Grand Metropolitan PLC. Mr. Chakalian's business address is c/o Liggett Group Inc., 700 West Main Street, Durham, North Carolina 27702.

     ROBERT L. FROME, age 56, is currently, and has been during the past five years, a Senior Partner at Olshan Grundman Frome & Rosenzweig, a New York based law firm. Mr. Frome has published numerous articles in the New York Law Journal and other publications on a variety of topics, including shareholders' rights, the liabilities and remedies of officers and directors of publicly traded companies, the business judgment rule, initial public offerings, private placements and initiatives for small businesses. Mr. Frome is a director of Healthcare Services Group, Inc. and NUCO2. Mr. Frome's business address is c/o Olshan Grundman Frome & Rosenzweig, 505 Park Avenue, New York, New York 10022.

     DALE M. HANSON, age 53, is currently and has been since July, 1994 the chief executive officer of American Partners Capital Group, Inc., a provider of financial products and services to institutional investors. From 1987 until July, 1994, Mr. Hanson served as chief executive officer of the California Public Employees Retirement System ("CalPERS"). CalPERS is the largest public employee retirement system in the United States and third largest pension system in the

                                       7
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world, with a market value of assets at that time of more than $82 billion and with 1.1 million members. Mr. Hanson, who is widely known as a leader of the shareholder rights movement, currently sits on the Advisory Board of Directorship, a Greenwich, Connecticut based consulting firm focusing on issues of corporate governance. Mr. Hanson is also a member of the Board of ICN Pharmaceuticals, Inc., the University of California-Davis Medical School Board of Visitors and the California State University-Sacramento Trust Foundation. Mr. Hanson's business address is c/o American Partners Capital Group, Inc., 2150 River Plaza Drive, Suite 170, Sacramento, CA 95833.

     RICHARD J. LAMPEN, age 42, has been the Executive Vice President and General Counsel of New Valley since October 1995. From May 1992 to September 1995, Mr. Lampen was a Partner at Steel Hector & Davis, a law firm located in Miami, Florida. From January 1991 to April 1992, Mr. Lampen was a Managing Director at Salomon Brothers Inc, an investment bank, and was an employee at Salomon Brothers from 1986 to April 1992. Mr. Lampen has served as a director of a number of companies, including U.S. Can Corporation and The International Bank of Miami, N.A., as well as a court-appointed independent director of Trump Plaza Funding, Inc. Mr. Lampen's business address is c/o New Valley Corporation, 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131.

     BENNETT S. LEBOW, age 58, has been the Chairman of the Board, President and Chief Executive Officer of Brooke Group since June 1990 and a director of Brooke Group since October 1986. Mr. LeBow has been the Chairman of the Board, President and Chief Executive Officer of BGLS, a wholly-owned subsidiary of Brooke Group principally engaged through subsidiaries in the manufacture and sale of cigarettes, and through its investment in New Valley in the investment banking and brokerage business, ownership and management of commercial real estate and the acquisition of operating companies, since November 1990. Mr. LeBow has been a director of Liggett since June 1990 and Chairman of the Board of Directors of Liggett from July 1990 to May 1993. From March 1993 to May 1993 Mr. LeBow served as a member of the three person office of the Chief Executive of Liggett. Mr. LeBow has been the Chairman of the Board of New Valley since January 1988 and Chief Executive Officer thereof since November 1994. Mr. LeBow was Chairman of the Board, and/or a director of Skybox International Inc., a sports and entertainment card company, from June 1990 to August 1994. Mr. LeBow was a director of MAI Systems Corporation, a multi-user computer systems company ("MAI"), from September 1984 to October 1995, the Chairman of the Board from November 1990 to May 1995 and the Chief Executive Officer from November 1990 to April 1993. Mr. LeBow's business address is c/o Brooke Group Ltd., 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131.

     BARRY W. RIDINGS, age 43, has been a Managing Director in the Investment Banking Division of Alex. Brown & Sons Incorporated, an investment bank, since March 1990. Mr. Ridings manages the firm's Restructuring Group and is active in the firm's mergers and acquisitions and public debt activities. Mr. Ridings is a director of Noodle Kidoodle, Inc., New Valley, Norex America, Inc., SubMicron Systems Corp., Telemundo Group, Inc., TransCor Waste Services, Inc. and Trinity Americas Inc. Mr. Ridings' business address is c/o Alex. Brown & Sons Incorporated, 1290 Avenue of the Americas, 10th Floor, New York, New York 10104.

     WILLIAM H. STARBUCK, age 61, has been the ITT Professor of Creative Management at Stern School of Business, New York University, since January 1985. Dr. Starbuck has been the Vice President of the Academy of Management, a non-profit professional association, since August 1994. Dr. Starbuck has written extensively on a variety of business topics, including accounting,

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organizational design, the corporate environment, how organizations learn, strategic change, adaptive design, entrepreneurship and organization, employee performance and coping with strategic crises. He is a member of the editorial boards of numerous publications, including the Journal of Management Inquiry, the Journal of Management Studies, the British Journal of Management and Accounting, Management and Information Technologies. Dr. Starbuck's business address is 2 Washington Square Village, Penthouse G, New York, New York 10012-1711.

     PETER STRAUSS, age 63, has been a consultant since January 1995 in the consumer package goods area, primarily in the tobacco and confectionery industries, where he has 37 years of experience. From December 1991 to December 1994, Mr. Strauss was the Senior Vice President, Trade Marketing (Domestic) and International Operations at The American Tobacco Company, a tobacco company which was merged with Brown & Williamson Tobacco Corporation, the U.S. subsidiary of B.A.T., in 1994. While at American Tobacco, Mr. Strauss headed the company's entry into the deep discount cigarette category, in addition to reorienting the company's approach to international markets by forming alliances with local sales and marketing organizations through which the company's products would be sold. From October 1990 to November 1991, Mr. Strauss was the President of Peter Strauss & Co., Inc., a consulting services company. Mr. Strauss spent 28 years as an employee of the Culbro Corporation, a manufacturer of tobacco and distributor of tobacco, candy and miscellaneous consumer products, where he held a variety of positions, including Executive Vice President of General Cigar Co., Inc., President and Chief Executive Officer of Metropolitan Distribution Services, Inc. and President and Chief Executive Officer of The Seneco Company. In 1984, Mr. Strauss was elected into the Tobacco Industry Hall of Fame. In 1995, Mr. Strauss was elected Dean of Industry by the American Wholesale Marketers Association. Mr. Strauss's business address is 156 Brite Avenue, Scarsdale, New York 10583.

     FREDERICK W. ZUCKERMAN, age 61, has been the General Partner of Zuckerman, Firstenberg & Associates, LLP, a financial advisory/investment banking company, since January 1995. From September 1993 to December 1994, Mr. Zuckerman was the Vice President and Treasurer of International Business Machines Corporation
(IBM), an information technology company. From February 1991 to September 1993, Mr. Zuckerman was the Senior Vice President and Treasurer of RJR Nabisco. From October 1990 to February 1991, Mr. Zuckerman was a Partner at Zuckerman & Co., a consulting firm. Mr. Zuckerman was the Vice President and Treasurer of Chrysler Corporation from December, 1981 to October 1990. Mr. Zuckerman is a director of Meditrust, Japan Equity Fund Inc., Singapore Fund Inc., Olympic Financial Ltd., Caere Corp., Anacomp Inc., Turner Corp. and NVR Inc. Mr. Zuckerman's business address is Zuckerman, Firstenberg & Associates, LLP, 1 State Street Plaza, 33rd Floor, New York, New York 10004.

     BROOKE GROUP STRONGLY RECOMMENDS A VOTE FOR THE ELECTION OF THE BROOKE GROUP NOMINEES. A VOTE FOR THE ELECTION OF THE BROOKE GROUP NOMINEES WILL PROVIDE YOU WITH A BOARD OF DIRECTORS COMMITTED TO CORPORATE DEMOCRACY.

     IF NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE BLUE PROXY CARD FOR THE ELECTION OF ALL THE BROOKE GROUP NOMINEES PROVIDED THAT YOU HAVE SIGNED THE PROXY CARD.

     Messrs. LeBow and Chakalian will take all necessary actions with respect to Brooke Group, BGLS and Liggett, as applicable, in order to comply with federal anti-trust laws, if elected as Directors of RJR Nabisco at the Annual Meeting.

     An involuntary bankruptcy petition was filed against New Valley by certain bondholders on November 15, 1991. On March 31, 1993, New Valley consented to the entry of an order for relief under Chapter 11 of Title 11 of the United States Code. On November 15, 1994, the United States Bankruptcy Court for the District of New Jersey confirmed New Valley's plan of reorganization and on January 18, 1995, New Valley emerged from reorganization proceedings. In April 1993, MAI filed for protection under Chapter 11 of Title 11 of the United States Code. In November 1993, the United States Bankruptcy Court for the District of Delaware confirmed MAI's plan of reorganization, and in November 1993 it emerged from reorganization proceedings.

     Brooke Group has paid each of Messrs. Burns, Frome, Ridings, Starbuck, Strauss and Zuckerman $30,000, in connection with their agreeing to be a nominee at the Annual Meeting. Brooke Group has also entered into an agreement with each Brooke Group Nominee, whereby it has agreed to indemnify each Brooke Group Nominee from and against any losses incurred by such Brooke Group Nominee resulting from, relating to or arising out of any claim in connection with the solicitation of proxies in support of the Brooke Group Nominee's election at the Annual Meeting, including the right to be advanced by Brooke Group for any expenses incurred in connection with any such claim.

     Brooke Group has entered into a consulting services agreement with Mr. Zuckerman. Pursuant to this agreement, Brooke Group agreed to pay Mr. Zuckerman $10,000 monthly for a one-year period. Mr. Zuckerman, in turn, agreed to advise and consult Brooke Group and its affiliates on various matters, including but not limited to (i) financial and investment matters, (ii) matters relating to or arising out of Brooke Group's consent solicitation relating to the Spinoff Resolution, and (iii) such other matters as Brooke Group and Mr. Zuckerman agree on from time to time. Brooke Group has also agreed to provide Mr. Zuckerman with an office in New York City, and to reimburse Mr. Zuckerman for all ordinary, necessary and reasonable business expenses incurred by Mr. Zuckerman in connection with his performance of consulting services.

     Brooke Group has entered into a services agreement with Mr. Hanson. Pursuant to this agreement, Mr. Hanson agreed (a) to be a Brooke Group Nominee, and (b) to advise and consult with Brooke Group and its affiliates on various matters, including but not limited to (i) matters generally relating to issues of corporate governance and shareholder democracy in publicly traded corporations, (ii) matters relating to or arising out of the solicitation by Brooke Group of consents from the stockholders of RJR Nabisco for the Spinoff Resolution, (iii) matters relating to or arising out of this solicitation, and
(iv) such other matters as Brooke Group and Mr. Hanson shall agree on from time to time. Brooke Group, in turn, agreed to pay Mr. Hanson a one time fee of $150,000. Brooke Group also granted to Mr. Hanson a stock appreciation right (the "SAR") with respect to 50,000 shares ("SAR Shares") of Common Stock, exercisable in whole or in part at any time and from time to time from and after June 30, 1996. The SAR expires at the close of business on the tenth business day after the end of the term of the agreement. The agreement will terminate on May 31, 1997 unless earlier terminated by the parties. Upon exercise, Brooke Group shall pay to Mr. Hanson an amount, if any, equal to the excess of the fair market value of a share of Common Stock on the date of exercise over $31.50 per share, multiplied by the number of shares of Common Stock with respect to which the SAR shall have been exercised. For purposes of this agreement, "fair market value", as of any date shall mean the average of the daily closing prices of the Common Stock for the ten consecutive trading days on or prior to such date, as reported on the consolidated transaction reporting system for the New York Stock Exchange for such dates. In the event of any change in capitalization affecting the Common Stock, including, without limitation, a stock dividend or other distribution, split, reverse certificate split, recapitalization, merger, consolidation, subdivision, split-up, spin-off, combination or exchange of Common Stock or other form of reorganization, or any other change affecting the Common Stock, Brooke Group will automatically make such mathematically proportionate adjustments in the number of SAR Shares covered by the SAR and the exercise price in respect thereof, as are reasonably appropriate under the circumstances. Brooke Group also agreed to reimburse Mr. Hanson for all ordinary, necessary and reasonable business expenses incurred in connection with the services under the agreement.

     Certain additional information relating to, among other things, the ownership, purchase and sale of securities of RJR Nabisco by Brooke Group, the Brooke Group Nominees and their respective associates is set forth in Schedule I hereto.

                         OTHER MATTERS TO BE CONSIDERED
                              AT THE ANNUAL MEETING

     According to RJR Nabisco's Proxy Statement, RJR Nabisco is soliciting proxies with respect to [number] proposals other than the election of directors. Please refer to RJR Nabisco's Proxy Statement for a detailed discussion of these proposals, including various arguments in favor of and against such proposals. These proposals are discussed below. [Because the RJR Nabisco Proxy Statement is not yet available, Brooke Group reserves the right to charge its recommendation with respect to the following proposals.]

APPOINTMENT OF ACCOUNTANTS

     Brooke Group anticipates that at the Annual Meeting, the stockholders will again be asked to ratify the appointment of Deloitte & Touche as RJR Nabisco's independent auditors for the fiscal year 1996. Brooke Group [recommends a vote for/against] [is not making any recommendation on] this proposal.

         The accompanying BLUE proxy card will be voted in accordance with your instructions on such card. You may vote for the appointment of Deloitte & Touche or vote against, or abstain from voting on, the appointment of Deloitte & Touche by marking the proper box on the BLUE proxy card. IF NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO [VOTE] [ABSTAIN FROM VOTING] THE RJR NABISCO VOTING SECURITIES REPRESENTED BY THE BLUE PROXY CARD [AGAINST] [FOR] [WITH RESPECT TO] THE APPOINTMENT OF DELOITTE & TOUCHE.

NON-TOBACCO SEPARATION PROPOSAL

     Brooke Group anticipates that at the Annual Meeting, the stockholders will be asked to vote on a stockholder proposal asking "management to take the necessary steps to accomplish a separation of the Corporation's non-tobacco business from all its tobacco businesses no later than January 1, 1997" (the "Separation Proposal"). Brooke Group recommends a vote for this proposal.

     The accompanying BLUE proxy card will be voted in accordance with your instructions on such card. You may vote for the Separation Proposal or vote against, or abstain from voting on, the

Separation Proposal by marking the proper box on the BLUE proxy card. IF NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE.
THE RJR NABISCO VOTING SECURITIES REPRESENTED BY THE BLUE PROXY CARD FOR THE SEPARATION PROPOSAL.

GOLDEN PARACHUTE PROPOSAL

     Brooke Group anticipates that at the Annual Meeting, the stockholders will be asked to vote on a stockholder proposal recommending "that the board of directors adopt a policy against entering into future agreements with officers and directors of this corporation which provide compensation contingent on a change of control of the corporation, unless such compensation agreements are submitted to a vote of the shareholders and approved by a majority of shares present and voting on the issue" (the "Golden Parachute Proposal"). Brooke Group [recommends a vote for/against] [is not making any recommendation on] this proposal.

     The accompanying BLUE proxy card will be voted in accordance with your instructions on such card. You may vote for the Golden Parachute Proposal or vote against, or abstain from voting on, the Golden Parachute Proposal by marking the proper box on the BLUE proxy card. IF NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO [VOTE] [ABSTAIN FROM VOTING] THE RJR NABISCO VOTING SECURITIES REPRESENTED BY THE BLUE PROXY CARD [AGAINST] [FOR] [WITH RESPECT TO] THE GOLDEN PARACHUTE PROPOSAL.

NON-EMPLOYEE DIRECTORS RETIREMENT PLANS PROPOSAL

     Brooke Group anticipates that at the Annual Meeting, the stockholders will be asked to vote on a stockholder proposal recommending "(i) that all future non-employee directors not be granted pension benefits and (ii) current non-employee directors voluntarily relinquish their pension benefits" (the "Non-Employee Retirement Plans Proposal"). Brooke Group [recommends a vote for/against] [is not making any recommendation on] this proposal.

     The accompanying BLUE proxy card will be voted in accordance with your instructions on such card. You may vote for the Non-Employee Retirement Plans Proposal or vote against, or abstain from voting on, the Non-Employee Retirement Plans Proposal by marking the proper box on the BLUE proxy card. IF NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO [VOTE] [ABSTAIN FROM VOTING] THE RJR NABISCO VOTING SECURITIES REPRESENTED BY THE BLUE PROXY CARD [AGAINST] [FOR] [WITH RESPECT TO] THE NON-EMPLOYEE RETIREMENT PLANS PROPOSAL.

STOCK COMPENSATION PROPOSAL

     Brooke Group anticipates that at the Annual Meeting, the stockholders will be asked to vote on a stockholder proposal recommending "that the board of directors take the necessary steps to ensure that from here forward all non-employee directors should receive a minimum of fifty percent of their total compensation in the form of company stock which cannot be sold for three years" (the "Stock Compensation Proposal"). Brooke Group [recommends a vote for/against] [is not making any recommendation on] this proposal.

     The accompanying BLUE proxy card will be voted in accordance with your instructions on such card. You may vote for the Stock Compensation Proposal or vote against, or abstain from voting on, the Stock Compensation Proposal by marking the proper box on the BLUE proxy card. IF NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO [VOTE] [ABSTAIN FROM VOTING] THE RJR NABISCO VOTING SECURITIES REPRESENTED BY THE BLUE PROXY CARD [AGAINST] [FOR] [WITH RESPECT TO] THE STOCK COMPENSATION PROPOSAL.

OTHER PROPOSALS

     Except as set forth above, Brooke Group is not aware of any proposals to be brought before the Annual Meeting. Should other proposals be brought before the Annual Meeting, the persons named on the BLUE proxy card will abstain from voting on such proposals unless such proposals adversely affect the interests of Brooke Group and/or the Brooke Group Nominees as determined by Brooke Group in its sole discretion, in which event such persons will vote on such proposals at their discretion.

                                VOTING PROCEDURES

     The presence of a majority of the outstanding RJR Nabisco Voting Securities, represented in person or by proxy at the Annual Meeting, will constitute a quorum. RJR Nabisco Voting Securities represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes"). Election of the Brooke Group Nominees requires the affirmative vote of a plurality of the votes cast in the election at the Annual Meeting, assuming a quorum is present or otherwise represented at the Annual Meeting. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. With respect to each of the other matters described above that will be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the RJR Nabisco Voting Securities represented in person or by proxy at the Annual Meeting and entitled to vote on the particular matter is required, assuming the presence of a quorum at the Annual Meeting. On any of such other matters, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, broker non-votes will have no effect on the vote, but will have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of RJR Nabisco Voting Securities from which the majority is calculated.

                                PROXY PROCEDURES

     IN ORDER FOR YOUR VIEWS TO BE REPRESENTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD AND RETURN IT TO BROOKE GROUP, C/O GEORGESON & COMPANY INC. IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. The accompanying BLUE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card.

     Any proxy may be revoked at any time prior to the time a vote is taken by delivering to the secretary of RJR Nabisco a notice of revocation bearing a later date, by a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a stockholder of record on the Record Date, you will retain your voting rights for the Annual Meeting even if you sell such shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares on the BLUE proxy card, even if you sell such shares after the Record Date.

     If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the BLUE proxy card.

                             SOLICITATION OF PROXIES

     Solicitation of proxies may be made by the directors, officers, investor relations personnel and other employees of Brooke Group and certain of its subsidiaries and affiliates, none of whom will receive additional compensation for such solicitation. Proxies may be solicited by mail, courier service, advertisement, telephone or telecopier and in person. Certain information about directors, officers and certain employees of Brooke Group and/or its subsidiaries and affiliates, who may also assist in soliciting proxies, is set forth in the attached Schedule II.

     In addition, Brooke Group has retained Georgeson & Company Inc. ("Georgeson") to assist in the solicitation, for which Georgeson is to receive a fee of $_______, plus reimbursement for its reasonable out-of-pocket expenses. Brooke Group has also agreed to indemnify Georgeson against certain liabilities and expenses, including certain liabilities and expenses under the Federal securities laws. It is anticipated that Georgeson will employ approximately __ persons to solicit stockholders for the Annual Meeting.

     Brooke Group, New Valley and Liggett have engaged Jefferies & Company, Inc. ("Jefferies") to act as financial advisor in connection with New Valley's investment in RJR Nabisco and this solicitation by Brooke Group. New Valley has agreed to pay Jefferies _____________. In addition, New Valley agreed to reimburse Jefferies for all reasonable out-of-pocket expenses, including the fees and expenses of its counsel, incurred by Jefferies in connection with its engagement and New Valley and Brooke Group agreed to indemnify Jefferies and certain related persons against certain liabilities and expenses. Jefferies will assist in the solicitation of proxies, which will be carried out by a team of individuals consisting of officers, associates and analysts of Jefferies numbering approximately __ persons.

     Banks, brokers, custodians, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of RJR Nabisco Voting Securities. Brooke Group and its affiliates will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to the beneficial owners.

     The cost of this solicitation will be borne by New Valley. New Valley has entered into an agreement with Brooke Group pursuant to which it has agreed to pay directly or reimburse Brooke Group and its subsidiaries for reasonable out-of-pocket expenses incurred in connection with pursuing the proposals in Brooke Group's recent consent solicitation and in connection with this solicitation. New Valley has also agreed to pay to BGLS a fee of 20% of the net profit received by New Valley or its subsidiaries from the sale of shares of Common Stock after achieving a rate of return of 20% and after deduction of certain expenses, including the costs of this solicitation and Brooke Group's recent consent solicitation and of acquiring the shares of Common Stock.

New Valley has also agreed to indemnify Brooke Group against certain liabilities arising out of the solicitation. Brooke Group, or New Valley, as applicable, will seek reimbursement for such expenses from RJR Nabisco. Costs related to the solicitation of proxies include expenditures for attorneys, accountants, public relations or financial advisers, solicitors, advertising, printing, transportation, litigation and related expenses and filing fees, and are expected to be approximately $[___] million.

                            CERTAIN LEGAL PROCEEDINGS

     On November 20, 1995, Brooke Group filed an action against RJR Nabisco and its tobacco subsidiary R.J. Reynolds Tobacco Company ("RJ Reynolds") in the United States District Court of the Southern District of Florida. In the action, Brooke Group is seeking a declaratory judgment that the Brooke Group Nominees are not barred from serving as directors of RJR Nabisco under the terms of
Section 8 of the Clayton Act, 15 U.S.C. ss.19 (the "Clayton Act"). Brooke Group brought the action because it anticipated that RJR Nabisco would commence litigation under the Clayton Act in an attempt to interfere with Brooke Group's right to nominate and/or elect a slate of directors committed to an immediate spinoff of Nabisco. Brooke Group believes that any such potential litigation would be meritless. Brooke Group filed an amended complaint on January 29, 1996 to supplement the allegations.

     On November 20, 1995, RJR Nabisco filed an action against Brooke Group, Mr. LeBow and Mr. Icahn in the United States District Court for the Middle District of North Carolina. In that action, RJR Nabisco alleges that Brooke Group, LeBow and Icahn violated sections 14(a) and 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rules 14a-9 and 10b-5 promulgated thereunder, by allegedly making materially false or incomplete statements concerning the purpose and background of the consent solicitation with respect to the Spinoff Resolution. RJR Nabisco sought temporary and permanent injunctions barring Brooke Group, LeBow and Icahn from proceeding with the consent solicitation until such time as they remedied the alleged disclosure obligation violations. Brooke Group delivered its blue consent cards with respect to its consent solicitation to RJR Nabisco on February 20, 1996. RJR Nabisco alleged that Brooke Group, LeBow and Icahn secretly attempted to form a group of investors to purchase a 21% interest in RJR Nabisco on the open market, with the ultimate goal of combining the tobacco businesses of RJR Nabisco and Brooke Group. According to the complaint, the principal purpose for such a combination is to eliminate certain alleged actual or potential issues with which Brooke Group and/or New Valley may be confronted under the Investment Company Act of 1940. Mr. LeBow is alleged to have met with persons involved in the international tobacco business in furtherance of this claimed secret plan. Brooke Group and Mr. LeBow filed a motion to dismiss or transfer the North Carolina action on December 13, 1995. On December 20, 1995, Brooke Group and Mr. LeBow filed an answer to the Complaint and filed a counterclaim in this action. All defendants denied RJR Nabisco's allegations, and Brooke Group and Mr. LeBow alleged in their counterclaim that RJR Nabisco violated Section 14(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder, by making false and misleading statements in, and by omitting material information from, communications and disclosures to stockholders in opposition to Brooke Group's consent solicitation. The relief sought includes RJR Nabisco and its affiliates being preliminarily and permanently enjoined from soliciting stockholders either to grant revocations of consent or to withhold consents from Brooke Group. RJR Nabisco's allegations directly contradict the repeated public statements made by Mr. LeBow that the sole purpose of the consent solicitation was to ask the stockholders of RJR Nabisco to inform RJR Nabisco's Board that they desire an immediate spinoff of Nabisco. On February 12, 1996 Brooke Group amended its counterclaim to supplement the allegations.

                   CERTAIN INFORMATION REGARDING BROOKE GROUP

     Brooke Group is principally engaged, through its indirect ownership of Liggett, in the manufacture and sale of cigarettes and, through its investment in New Valley, in the investment banking and brokerage business, ownership and management of commercial real estate and the acquisition of operating companies. Brooke Group also has investments in a number of additional companies engaged in a diverse group of businesses. The principal executive offices of Brooke Group are located at 100 S.E. Second Street, Miami, Florida 33131.

     Brooke Group beneficially owns, directly, 200 shares of Common Stock. Brooke Group beneficially owns 100% of the outstanding capital stock of BGLS, which beneficially owns 100% of the outstanding capital stock of Liggett. Liggett beneficially owns, directly, 200 shares of Common Stock and beneficially owns, directly, 1,000 shares of Class A Common Stock, par value $.01 per share, of Nabisco. In addition, BGLS directly and indirectly owns 618,326 Class A Senior Preferred Shares (approximately 60% of such class), 250,885 Class B Preferred Shares (approximately 9% of such class) and 79,794,229 Common Shares (approximately 42% of such class), of New Valley, which beneficially owns all of the outstanding capital stock of ALKI Corp., a subsidiary of New Valley ("ALKI"), which beneficially owns, directly, 4,892,550 shares of Common Stock, or approximately 1.8% of the outstanding Common Stock. Bennett S. LeBow, who is the Chairman of the Board, President and Chief Executive Officer of Brooke Group and of BGLS, may be deemed to be the beneficial owner of 10,451,208 shares of common stock of Brooke Group, or approximately 56.5% of Brooke Group's outstanding common stock, and thus may be deemed to control Brooke Group. The disclosure of this information shall not be construed as an admission that Mr. LeBow is the beneficial owner of any of the Common Stock owned by Brooke Group, BGLS, New Valley, ALKI and/or Liggett either for purposes of Section 13(d) of the Exchange Act or for any other purpose, and such beneficial ownership is expressly disclaimed.

     Likewise, Brooke Group beneficially owns 200 shares of Common Stock directly, and may be deemed to beneficially own, indirectly, the 4,892,550 shares of Common Stock owned by ALKI and the 200 shares of Common Stock owned by Liggett. The disclosure of this information shall not be construed as an admission that Brooke Group is the beneficial owner of any of the Common Stock owned by ALKI and/or Liggett, either for purposes of Section 13(d) of the Exchange Act or for any other purpose, and such beneficial ownership is expressly disclaimed.

     For the same reasons, BGLS may be deemed to beneficially own, indirectly, the 4,892,550 shares of Common Stock owned by ALKI and the 200 shares of Common Stock owned by Liggett. The disclosure of this information shall not be construed as an admission that BGLS is the beneficial owner of any of the Common Stock owned by ALKI and/or Liggett, either for purposes of Section 13(d) of the Exchange Act or for any other purpose, and such beneficial ownership is expressly disclaimed.

     On October 17, 1995, Brooke Group and BGLS entered into the High River Agreement with High River, an entity owned by Carl C. Icahn. High River beneficially owns 8,013,000 shares of Common Stock. High River agreed in the High River Agreement to grant a written consent to

Brooke Group's proposals in its consent solicitation with respect to all shares of Common Stock held by it, and to grant a proxy with respect to all such shares at the 1996 annual meeting for a slate of directors committed to effect the spinoff. Brooke Group and BGLS agreed in the High River Agreement to include, in any solicitation statement relating to any solicitation of (i) stockholder demands to call a special meeting, (ii) written consents or (iii) proxies, in respect of a proposal to elect an opposing slate of directors, a pledge to the effect that Brooke Group, BGLS and their affiliates (the "BGL Group") (A) will not engage in certain mergers, material sales of stock or assets or other transactions (including a sale of Liggett or shares of Common Stock to RJR Nabisco) providing a material benefit to the BGL Group not available to other stockholders of RJR Nabisco (each, a "Business Combination"), other than a Business Combination consummated simultaneously with or subsequent to a spinoff of RJR Nabisco's remaining equity interest in Nabisco or another transaction providing substantially equivalent value to stockholders ("Permitted Business Combination") (I) prior to the 1996 annual meeting of RJR Nabisco stockholders, or earlier if the BGL Group is unsuccessful in (a) a solicitation of stockholder demands to call a special meeting, (b) a solicitation of consents or proxies to approve certain proposals or (c) having its nominees elected to constitute a majority of RJR Nabisco's directors, or (II) during such time as nominees of the BGL Group constitute a majority of the directors of RJR Nabisco; (B) prior to the consummation of a spinoff of Nabisco, will not exercise management control over Nabisco or Nabisco, Inc. or become involved in the ordinary course of its business and will use its best efforts to ensure that a majority of the present directors of Nabisco and Nabisco, Inc. remain as directors; and (C) will halt any solicitation of stockholders demands, consents or proxies if the RJR Nabisco Board effects a spinoff of Nabisco or a substantially equivalent transaction. Similarly, High River agreed not to engage in or propose any Business Combination prior to the earliest of (x) the later of the 1997 annual meeting of stockholders of RJR Nabisco and the first anniversary of the termination of the High River Agreement (the "Reference Date"), (y) any termination of the High River Agreement that occurs at or after certain termination events relating to failures or an inability to effect the transactions contemplated by the High River Agreement ("Termination Events") and (z) any termination of the High River Agreement by Brooke Group or BGLS, or the New Valley Agreement (as defined below) by New Valley or ALKI, at a time when High River is not in material breach of its obligations.

     The High River Agreement will automatically terminate on October 17, 1996 or upon the earlier termination of the New Valley Agreement (as defined below) by High River. In addition, any party to the High River Agreement may terminate it at any time, although the terminating party will be required to pay a fee of $50 million to the nonterminating party if no Termination Event has occurred and the nonterminating party is not in material breach of its obligations. The High River Agreement also provides that any party may terminate the High River Agreement and be entitled to receive a fee of $50 million from the nonterminating party if the nonterminating party is in material breach of its obligations and no Termination Event has occurred. The High River Agreement further provides that BGLS will be required to pay a $50 million fee to High River upon the consummation of a Business Combination (including a Permitted Business Combination) between the BGL Group and RJR Nabisco if (x) such Business Combination is consummated prior to the Reference Date, (y) a legally binding agreement to enter into a Business Combination is entered into prior to the Reference Date and such Business Combination is consummated prior to the second anniversary of the date of such agreement or (z) nominees of BGL are elected to constitute a majority of the directors of RJR Nabisco prior to the Reference

Date and a Business Combination is consummated prior to the fifth anniversary of the date of such election. Finally, the High River Agreement provides that High River will be entitled to a payment equal to 20% of the net profit with respect to Common Stock held or sold by New Valley, ALKI or the BGL Group, after deduction of certain expenses, including the costs of the consent solicitation and certain proxy solicitations by the BGL Group and the costs of acquiring the shares of the Common Stock (all of which expenses will be borne by New Valley, ALKI or the BGL Group). Notwithstanding any such termination, the obligations of the BGL Group and of High River not to engage in a Business Combination with RJR Nabisco or the other activities described above will continue for the periods described above.

     Also on October 17, 1995, New Valley and ALKI, a subsidiary of New Valley, entered into a separate agreement with High River, as amended (the "New Valley Agreement"). Pursuant to the New Valley Agreement, New Valley sold 1,611,550 shares of Common Stock to High River for an aggregate purchase price of $51,000,755, thereby approximately equalizing the number of shares of Common Stock and total investment therein by the parties. In addition, the parties agreed that each of New Valley and ALKI, on the one hand, and High River and its affiliates, on the other hand, would invest up to approximately $150 million in shares of Common Stock, and may invest up to approximately $250 million in shares of Common Stock in order to maximize profits. The obligations of the parties to make any investments is subject to their ability to obtain and maintain margin loans (using the shares of Common Stock purchased by them as collateral) to fund the purchases, and to certain provisions of the New Valley Agreement which do not require any party to purchase shares of Common Stock to the extent the purchase price would exceed certain hurdles ($35.50 per share in respect of the first $150 million in investments by each party, and $31.00 per share in respect of the next $100 million in investments). New Valley and ALKI also agreed in the New Valley Agreement to grant a stockholder demand, written consent or proxy with respect to all shares of Common Stock held by them in the event that Brooke Group or BGLS seeks to call a special meeting of stockholders, obtain the approval of any of Brooke Group's consent solicitation proposals or replace the Incumbent Board at the 1996 annual meeting of stockholders. The New Valley Agreement automatically terminates at the same time, and is subject to earlier termination by the parties under the same circumstances as the High River Agreement. The parties to the New Valley Agreement are required to pay fees in the same amounts and generally under the same circumstances as described above under the High River Agreement, although the fees payable to a party under the High River Agreement generally will be offset by fees paid to such party under the New Valley Agreement, and fees payable to a party under the New Valley Agreement generally will be offset by fees paid to such party under the High River Agreement.

     Brooke Group, along with its wholly-owned subsidiary BGLS, is hereby pledging to the stockholders of RJR Nabisco that it will terminate this solicitation if, prior to the Annual Meeting, the Incumbent Board irrevocably declares a dividend or other distribution to RJR Nabisco stockholders of all or substantially all of RJR Nabisco's remaining equity interest in Nabisco or makes a legally binding commitment to engage in another transaction with respect to RJR Nabisco's investment in Nabisco providing substantially equivalent economic benefits to stockholders.

     Brooke Group, along with BGLS, is hereby pledging to the stockholders of RJR Nabisco that the BGL Group will not engage in a Business

Combination, other than a Permitted Business Combination, at any time prior to the Annual Meeting or during such time as the Brooke Group Nominees constitute a majority of the directors of RJR Nabisco.

                             ADDITIONAL INFORMATION

     Certain information regarding RJR Nabisco Voting Securities held by RJR Nabisco's Directors, nominees, management and 5% stockholders is contained in RJR Nabisco's Proxy Statement and is incorporated herein by reference. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of stockholders of RJR Nabisco must be received by RJR Nabisco for inclusion in RJR Nabisco's proxy statement and form of proxy for that meeting is also contained in RJR Nabisco's Proxy Statement and is incorporated herein by reference.

     Brooke Group assumes no responsibility for the accuracy or completeness of any information contained herein which is based on, or incorporated by reference to, RJR Nabisco's Proxy Statement.


                                               BROOKE GROUP LTD.




[______________], 1996

                                   SCHEDULE I

                 SHARES HELD BY BROOKE GROUP, ITS DIRECTORS AND
             EXECUTIVE OFFICERS, CERTAIN EMPLOYEES OF BROOKE GROUP,
             THE BROOKE GROUP NOMINEES AND CERTAIN OTHER PERSONS WHO
          ARE OR MAY BE PARTICIPANTS IN THIS SOLICITATION, AND CERTAIN
                TRANSACTIONS BETWEEN ANY OF THEM AND RJR NABISCO

     Certain information relating to the ownership of RJR Nabisco Voting Securities by Brooke Group, BGLS, New Valley, ALKI, Liggett and Mr. LeBow is set forth under "Certain Information Regarding Brooke Group." Additionally, Mr. Chakalian, who is the Chairman of the Board, President and Chief Executive Officer of Liggett, may be deemed to beneficially own the shares of Common Stock beneficially owned by Liggett. The disclosure of this information shall not be construed as an admission that Mr.Chakalian is the beneficial owner of any of the Common Stock owned by Liggett either for purposes of Section 13(d) of the Exchange Act or for any other purpose, and such beneficial ownership is expressly disclaimed.

     Mr. Lampen beneficially owns directly 2,000 shares of Common Stock. Dr. Starbuck beneficially owns directly 1,000 shares of Common Stock. Mr. Strauss beneficially owns directly 1,000 shares of Common Stock, as the trustee of a trust. High River beneficially owns directly 8,013,000 shares of Common Stock, and therefore, Mr. Icahn may be deemed to beneficially own, indirectly, such 8,013,000 shares of Common Stock.

     Except as disclosed in this Proxy Statement, none of Brooke Group, New Valley, BGLS, Liggett, ALKI, the Brooke Group Nominees or any other person named in Schedule II owns any securities of RJR Nabisco or any parent or subsidiary of RJR Nabisco, beneficially or of record, or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Proxy Statement, to the knowledge of Brooke Group, New Valley, BGLS, Liggett, ALKI, the Brooke Group Nominees and the persons named in Schedule II, none of their associates beneficially owns, directly or indirectly, any securities of RJR Nabisco.

     Except as disclosed in this Proxy Statement, none of Brooke Group, New Valley, BGLS, Liggett, ALKI, the Brooke Group Nominees or any other person named in Schedule II, or to their knowledge, any of their associates, has any arrangements or understandings with any person with respect to (1) any future employment by RJR Nabisco or its affiliates or (2) any future transactions to which RJR Nabisco or any of its affiliates will or may be a party, nor had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of RJR Nabisco's last fiscal year, or any currently proposed transaction or series of similar transactions, to which RJR Nabisco or any of its subsidiaries was or is to be a party and in which the amount involved exceeds $60,000.

     In connection with its tobacco business, Liggett conducts business with certain subsidiaries of RJR Nabisco. As of November 1, 1995, Liggett has entered into an agreement with R.J. Reynolds Tobacco Company ("RJ Reynolds") an indirect subsidiary of RJR Nabisco. Pursuant to this agreement, RJ Reynolds has agreed to process tobacco products provided by Liggett into reconstituted sheet tobacco. Liggett is obligated to pay to RJ Reynolds between $1.7 million and $2.5 million during the term of the agreement, which expires on December 31, 1996, unless extended or renewed. Liggett and RJR Packaging ("RJR Packaging") have entered into supply agreements whereby RJR Packaging has agreed to supply certain specified cigarette foil liner stock ("foil") from February 1, 1995 through approximately December 31, 1996 to Liggett. Liggett will likely pay RJR Packaging $180,000 per month for foil pursuant to this agreement.

     The following table sets forth information relating to RJR Nabisco Voting Securities purchased or sold within the past two years by the following persons:


                                                                             Number of Shares
                                                              ----------------------------------------
   Date                                                       Purchased                           Sold
   ----                                                       ---------                           ----
1. NEW VALLEY CORPORATION
02/24/95 ...................................................   200,000(1)(4)
02/27/95 ...................................................   200,000(1)(4)
03/01/95 ...................................................   100,000(1)(4)
03/02/95 ...................................................    12,900(1)(4)
03/06/95 ...................................................   100,000(2)(4)
                                                                 1,000(2)(3)
                                                               108,600(1)(4)

03/16/95 ...................................................                                      400(2)(3)
                                                                                                  600(2)(3)

07/28/95 ...................................................   200,000(4)

2. ALKI CORP. (5)
08/30/95 ...................................................   295,700
08/31/95 ...................................................   200,000
09/06/95 ...................................................   175,600
09/07/95 ...................................................   300,000
09/11/95 ...................................................     9,800
09/12/95 ...................................................   200,000
09/13/95 ...................................................   300,000
09/15/95 ...................................................   227,500
09/18/95 ...................................................    76,900
09/19/95 ...................................................   700,000
09/25/95 ...................................................   150,000
09/27/95 ...................................................   200,300
09/28/95 ...................................................    25,200
09/29/95 ...................................................   100,000
10/02/95 ...................................................   130,000
10/03/95 ...................................................    50,000
10/04/95 ...................................................    50,000
10/05/95 ...................................................   150,000
10/09/95 ...................................................   425,000
10/10/95 ...................................................    75,000
10/11/95 ...................................................   138,100
10/18/95 ...................................................   275,000
10/20/95 ...................................................   150,000
                                                                                              1,611,550
10/23/95 ...................................................   650,000
10/24/95 ...................................................   950,000
10/26/95 ...................................................   200,000
                                                                                                621,500(1)

3. LIGGETT GROUP INC.
03/01/95 ...................................................       200(2)

4. BROOKE GROUP LTD.
11/15/95 ...................................................       200

5. WILLIAM STARBUCK
11/14/95 ...................................................     1,000

                                      I-2


                                                                             Number of Shares
                                                              ----------------------------------------
   Date                                                       Purchased                           Sold
   ----                                                       ---------                           ----
6. RICHARD LAMPEN
11/13/95 ...................................................     2,000

7. PETER STRAUSS
2/6/96 .....................................................       400

8. HIGH RIVER LIMITED PARTNERSHIP(6)
7/21/95 ....................................................   160,000(7)
                                                               140,000(8)
7/24/95 ....................................................    46,100
7/25/95 ....................................................    35,000
7/26/95 ....................................................   100,000
7/27/95 ....................................................   124,000
7/31/95 ....................................................    68,000
8/01/95 ....................................................    84,200
8/02/95 ....................................................    20,100
8/03/95 ....................................................    83,000(7)
8/04/95 ....................................................    11,100(7)
8/07/95 ....................................................     7,000(7)
8/14/95 ....................................................    50,000(7)
8/21/95 ....................................................    87,400(7)
8/22/95 ....................................................   135,000(7)
8/23/95 ....................................................     5,000
8/24/95 ....................................................    25,000
8/25/95 ....................................................    25,000
10/19/95 ...................................................   146,700
10/20/95 ..................................................  1,779,650
10/23/95 ..................................................    667,300
10/24/95 ..................................................    900,450
10/25/95 ..................................................    998,000
10/26/95 ..................................................  1,366,000
10/27/95 ..................................................    949,000


Unless noted by either (1) or (3), securities traded are Common Stock.

(1)  Securities are PERCS.

(2) Number of shares of Common Stock restated to reflect the April 12, 1995 one-for-five reverse split.

(3)  Securities are Common Stock Call Options.

(4) New Valley subsequently transferred such securities to ALKI on or about September 22, 1995.

(5) ALKI borrowed $74,200,000 pursuant to a margin account in the regular course of business of a broker in connection with the purchases listed in the table. As of _______, 1996, $___________ of this indebtedness was outstanding.

(6) On December 21, 1995, High River loaned to an affiliate 2,951,000 shares of RJR Nabisco Voting Securities to further collateralize such affiliate's line of bank credit. The balance of High River's shares of RJR Nabisco Voting Securities are contained in margin accounts in the regular course of business, at various broker dealers.

(7)  Securities purchased through Riverdale Investors Corp.

(8)  Securities purchased through Barberry Corp.

                                   SCHEDULE II

     INFORMATION CONCERNING THE DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES OF BROOKE GROUP, AND OTHER PARTICIPANTS.

     The following table sets forth the name and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of (1) the directors, executive officers and certain employees of Brooke Group and (2) other persons who may be deemed participants in the solicitation. Unless otherwise indicated, the principal business address of each director, executive officer, employee or other listed person is 100 S.E. Second Street, Miami, Florida 33131.

               DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES
                                 OF BROOKE GROUP

                                          Present Office or Other
  Name and Principal                      Principal Occupation or
   Business Address                             Employment
  ------------------                      ------------------------
Bennett S. LeBow ....... Chairman of the Board, President and Chief Executive
                           Officer of Brooke Group. Chairman of the Board, President and Chief Executive Officer of BGLS. Member of the Board of Directors of Liggett. Chairman of the Board and Chief Executive Officer of New Valley.

Gerald E. Sauter ....... Vice President, Chief Financial Officer and Treasurer
                           of Brooke Group. Vice President, Chief Financial Officer and Treasurer of BGLS. Vice President, Chief Financial Officer and Treasurer and member of the Board of Directors of New Valley.

Robert J. Eide ......... Director of Brooke Group. Director of BGLS. Secretary
70 E. Sunrise Hwy          and Treasurer of Aegis Capital Corp., a registered
Valley Stream, NY 11581    broker-dealer.

Jeffrey S. Podell ...... Director of Brooke Group. Director of BGLS. Chairman of
26 Jefferson St.           the Board and President of Newsote, Inc., parent of
Passaic, NJ 07055          Pantasote, Inc., a former manufacturer of
                           plastic products.

Andrew E. Balog ........ Associate General Counsel and Assistant Secretary of
                           Brooke Group. Associate General Counsel and Assistant Secretary of BGLS and New Valley.

Marc N. Bell ........... General Counsel and Secretary of Brooke Group.
                           Associate General Counsel and Secretary of New Valley. Secretary of BGLS.

J. Bryant Kirkland, III. Director of Financial Research and Analysis of
                           New Valley Corporation.

Robert M. Lundgren .....  Controller of New Valley.

                  OTHER PERSONS WHO MAY BE DEEMED PARTICIPANTS

                                               Present Office or Other
  Name and Principal                           Principal Occupation or
   Business Address                                   Employment
  ------------------                          ------------------------
Carl C. Icahn ................... Chairman of Board and Chief Executive Officer.
ACF Industries, Incorporated
620 N. Second Street
St. Charles, Missouri 63301

Karen Eisenbud .................. Consultant.
Brooke Group Ltd.
1285 Avenue of the Americas
33rd Floor
New York, NY 10019

Seth Lemler ..................... Consultant.
Brooke Group Ltd.
1285 Avenue of the Americas
33rd Floor
New York, NY 10019

Howard M. Lorber ................ President and Chief Operating Officer.
New Valley Corporation
100 S.E. Second Street
Miami, FL 33131


Michael Wainstein. .............. Consultant.
Brooke Group Ltd.
1285 Avenue of the Americas
33rd Floor
New York, NY 10019

Jorden Podell ................... Consultant.
Brooke Group Ltd.
1285 Avenue of the Americas
33rd Floor
New York, NY 10019

High River Limited Partnership .. Company engaged in investing in securities of
c/o Icahn Associates Corp.           various companies.
114 West 47th Street
Suite 1925
New York, NY 10036

BGLS Inc. ........................ Company engaged through subsidiaries in the manufacture and sale of cigarettes, and
                                     through its investment in New Valley in the investment banking and brokerage business, ownership and management of commercial real estate and the acquisition of operating companies.

Liggett Group Inc. ............... Company engaged in the manufacture and sale
700 West Main St.                    of cigarettes.
Durham, NC 27701

New Valley Corporation ........... Company engaged in the investment banking and brokerage business, ownership and
                                     management of commercial real estate and the acquisition of operating companies.

Ronald Fulford ................... Consultant.
10 Fawns Leap
Cuddington, Nr. Northwich
Cheshire CW8 2UF
England

                                    IMPORTANT

     1. If your shares are held in your own name, please sign, date and mail the enclosed BLUE proxy card to our Information Agent, Georgeson & Company Inc., in the postage-paid envelope provided.

     2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a BLUE proxy card to be signed representing your shares.

     3. If you have already submitted a proxy to RJR Nabisco for the Annual Meeting, you may change your vote to a vote FOR the election of the Brooke Group Nominees by marking, signing, dating and returning the enclosed BLUE proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to RJR Nabisco. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING will count at such meeting.

     If you have any questions or require any assistance, please call Georgeson & Company Inc. at the following number:

                            GEORGESON & COMPANY INC.
                                Wall Street Plaza
                            New York, New York 10005
                            Toll Free: (800) 223-2064
                                 [(800) SPINOFF]

                 Banks and Brokerage Firms, please call collect:
                                 (212) 440-9800

                              INTERNET INFORMATION

     To access more information about our solicitation on the World Wide Web, use the following address:

                            htpp://www.georgeson.com

                                       or

                    htpp://brookegroup.inter.net/brookegroup/

PROXY CARD

                           RJR NABISCO HOLDINGS CORP.
                       1996 ANNUAL MEETING OF STOCKHOLDERS

                  THIS PROXY IS SOLICITED BY BROOKE GROUP LTD.

     The undersigned is the record holder of Common Stock, par value $.01 per share (the "Shares"), of RJR Nabisco Holdings Corp. and hereby appoints each of ____________________, _______________ and _______________ and each of them with full power of substitution, for and in the name of the undersigned, to represent and to vote, as designated below, all Shares that the undersigned is entitled to vote if personally present at the 1996 Annual Meeting of Stockholders of RJR Nabisco Holdings Corp., and at any adjournment, postponement or rescheduling thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

     BROOKE GROUP LTD. RECOMMENDS A VOTE FOR ITEM(S) 1 _____AND AGAINST ITEM(S) _______; AND ABSTAINING FROM ITEM(S) _______.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

                               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)


[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

1. Election of Arnold I. Burns, Rouben V. Chakalian, Robert L. Frome, Dale M. Hanson, Richard J. Lampen, Bennett S. LeBow, Barry W. Ridings, William H. Starbuck, Peter Strauss and Frederick W. Zuckerman as directors whose terms expire in 1997.

   FOR all nominees (except as marked below) [ ] WITHOLD AUTHORITY for all nominees [ ]

   (INSTRUCTION: To withhold authority to vote for one or more nominees, mark
                 FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

                 ---------------------------------------------------------------

2. Appointment of Accountants           FOR [ ]      AGAINST [ ]     ABSTAIN [ ]
3. Non-Tobacco Separation Proposal      FOR [ ]      AGAINST [ ]     ABSTAIN [ ]
4. Golden Parachute Proposal            FOR [ ]      AGAINST [ ]     ABSTAIN [ ]
5. Non-Employee Directors Retirement
   Plans Proposal                       FOR [ ]      AGAINST [ ]     ABSTAIN [ ]
6. Stock Compensation Proposal          FOR [ ]      AGAINST [ ]     ABSTAIN [ ]

7. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR RESCHEDULING THEREOF.

                    This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned stockholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR ALL BROOKE GROUP NOMINEES IN ITEM 1, FOR THE PROPOSALS LISTED IN ITEM(S) _______, AGAINST THE PROPOSALS LISTED IN ITEM(S) ______ AND TO ABSTAIN FROM VOTING ON ITEM(S)________.

                    When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person.

                    ------------------------------------------------------------
                    Signature(s) of Stockholder(s)                       Date

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                                      Title, if any

PROXY CARD

                           RJR NABISCO HOLDINGS CORP.
                       1996 ANNUAL MEETING OF STOCKHOLDERS

                  THIS PROXY IS SOLICITED BY BROOKE GROUP LTD.

     The undersigned is the record holder of shares of Series C Conversion Preferred Stock, par value $.01 per share (the "Shares"), of RJR Nabisco Holdings Corp. and hereby appoints each of ____________________, _______________
and _______________ and each of them with full power of substitution, for and in the name of the undersigned, to represent and to vote, as designated below, all Shares that the undersigned is entitled to vote if personally present at the 1996 Annual Meeting of Stockholders of RJR Nabisco Holdings Corp., and at any adjournment, postponement or rescheduling thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

     BROOKE GROUP LTD. RECOMMENDS A VOTE FOR ITEM(S) 1 _____ AND AGAINST ITEM(S) _______; AND ABSTAINING FROM ITEM(S) _______.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

                               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)


[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

1. Election of Arnold I. Burns, Rouben V. Chakalian, Robert L. Frome, Dale M. Hanson, Richard J. Lampen, Bennett S. LeBow, Barry W. Ridings, William H. Starbuck, Peter Strauss and Frederick W. Zuckerman as directors whose terms expire in 1997.

   FOR all nominees (except as marked below) [ ] WITHOLD AUTHORITY for all nominees [ ]

   (INSTRUCTION: To withhold authority to vote for one or more nominees, mark
                 FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

                 ---------------------------------------------------------------

2. Appointment of Accountants           FOR [ ]      AGAINST [ ]     ABSTAIN [ ]
3. Non-Tobacco Separation Proposal      FOR [ ]      AGAINST [ ]     ABSTAIN [ ]
4. Golden Parachute Proposal            FOR [ ]      AGAINST [ ]     ABSTAIN [ ]
5. Non-Employee Directors Retirement
   Plans Proposal                       FOR [ ]      AGAINST [ ]     ABSTAIN [ ]
6. Stock Compensation Proposal          FOR [ ]      AGAINST [ ]     ABSTAIN [ ]

7. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR RESCHEDULING THEREOF.

                    This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned stockholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR ALL BROOKE GROUP NOMINEES IN ITEM 1, FOR THE PROPOSALS LISTED IN ITEM(S) _______, AGAINST THE PROPOSALS LISTED IN ITEM(S) ______ AND TO ABSTAIN FROM VOTING ON ITEM(S)______.

                    When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person.

                    ------------------------------------------------------------
                    Signature(s) of Stockholder(s)                       Date

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                                      Title, if any

PROXY CARD

                           RJR NABISCO HOLDINGS CORP.
                       1996 ANNUAL MEETING OF STOCKHOLDERS

                  THIS PROXY IS SOLICITED BY BROOKE GROUP LTD.

     The undersigned is the record holder of shares of ESOP Convertible Preferred Stock, par value $.01 per share and stated value $16 per share (the "Shares"), of RJR Nabisco Holdings Corp. and hereby appoints each of ____________________, _______________ and _______________ and each of them with full power of substitution, for and in the name of the undersigned, to represent and to vote, as designated below, all Shares that the undersigned is entitled to vote if personally present at the 1996 Annual Meeting of Stockholders of RJR Nabisco Holdings Corp., and at any adjournment, postponement or rescheduling thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

     BROOKE GROUP LTD. RECOMMENDS A VOTE FOR ITEM(S) 1 _____ AND AGAINST ITEM(S) _______; AND ABSTAINING FROM ITEM(S) _______.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

                               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)


[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

1. Election of Arnold I. Burns, Rouben V. Chakalian, Robert L. Frome, Dale M. Hanson, Richard J. Lampen, Bennett S. LeBow, Barry W. Ridings, William H. Starbuck, Peter Strauss and Frederick W. Zuckerman as directors whose terms expire in 1997.

   FOR all nominees (except as marked below) [ ] WITHOLD AUTHORITY for all nominees [ ]

   (INSTRUCTION: To withhold authority to vote for one or more nominees, mark
                 FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

                 ---------------------------------------------------------------

2. Appointment of Accountants           FOR [ ]      AGAINST [ ]     ABSTAIN [ ]
3. Non-Tobacco Separation Proposal      FOR [ ]      AGAINST [ ]     ABSTAIN [ ]
4. Golden Parachute Proposal            FOR [ ]      AGAINST [ ]     ABSTAIN [ ]
5. Non-Employee Directors Retirement
   Plans Proposal                       FOR [ ]      AGAINST [ ]     ABSTAIN [ ]
6. Stock Compensation Proposal          FOR [ ]      AGAINST [ ]     ABSTAIN [ ]

7. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR RESCHEDULING THEREOF.

                    This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned stockholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR ALL BROOKE GROUP NOMINEES IN ITEM 1, FOR THE PROPOSALS LISTED IN ITEM(S) _______, AGAINST THE PROPOSALS LISTED IN ITEM(S) ______ AND TO ABSTAIN FROM VOTING ON ITEM(S)_____.

                    When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person.

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                    Signature(s) of Stockholder(s)                       Date

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                                      Title, if any